Exhibit 99.1

Red Rock Resorts Announces First Quarter 2022 Results

LAS VEGAS, May 3, 2022 /PRNewswire/ -- Red Rock Resorts, Inc. ("Red Rock Resorts," "we" or the "Company") (NASDAQ: RRR) today reported financial results for the first quarter ended March 31, 2022.

During the first quarter the Company continued to operate its Red Rock, Green Valley Ranch, Santa Fe Station, Boulder Station, Palace Station and Sunset Station properties, together with its Wildfire Properties, while Texas Station, Fiesta Rancho and Fiesta Henderson remained closed.

First Quarter Results

Consolidated Operations

  Net revenues were $401.6 million for the first quarter of 2022, an increase of 14%, or $49.0 million, from $352.6 million in the same period of 2021.
  Net income was $92.2 million for the first quarter of 2022, an increase of $198.8 million, from a net loss of $106.6 million in the same period of 2021.
  Adjusted EBITDA(1) was $178.7 million for the first quarter of 2022, an increase of 14% or $22.1 million from $156.6 million in the same period of 2021.

Las Vegas Operations

  Net revenues from Las Vegas operations were $399.7 million for the first quarter of 2022, an increase of 17%, or $56.9 million, from $342.8 million in the same period of 2021.
  Adjusted EBITDA from Las Vegas operations was $194.6 million for the first quarter of 2022, an increase of 21% or $33.9 million, from $160.7 million in the same period of 2021.

Balance Sheet Highlights

The Company's cash and cash equivalents at March 31, 2022 were $336.6 million and total principal amount of debt outstanding at the end of the first quarter was $2.89 billion.

Quarterly Dividend

The Company's Board of Directors has declared a cash dividend of $0.25 per Class A common share for the second quarter of 2022. The dividend will be payable on June 30, 2022 to all stockholders of record as of the close of business on June 16, 2022.

Prior to the payment of such dividend, Station Holdco LLC ("Station Holdco") will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.6 million, approximately $16.1 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 1110192. A replay of the call will be available from today through May 10, 2022 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA includes net income (loss) plus depreciation and amortization, share-based compensation, write-downs and other, net, asset impairment, interest expense, net, loss on extinguishment of debt, provision for income tax and other.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC ("Station Casinos"). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos' properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem and Wildfire Lake Mead. Station Casinos also owns Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel and Fiesta Henderson Casino Hotel, which have been closed since March 2020, and owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as "will", "might", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "would", "target", "project", "intend", "plan", "seek", "estimate", "pursue", "should", "may" and "assume", or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the extent and duration of the impact of the COVID-19 pandemic on the Company's business, financial results and liquidity; the duration of the closure of the Company's properties that have not yet reopened; the impact and cost of new operating procedures implemented at the Company's properties in response to the COVID-19 pandemic; the impact of actions that the Company has undertaken to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic; the impact of the COVID-19 pandemic, and resulting unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies (including the current government-mandated operational restrictions); risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:
Stephen L. Cootey
Stephen.Cootey@redrockresorts.com
(702) 495-4214

MEDIA:
Michael J. Britt
Michael.Britt@redrockresorts.com
(702) 495-3693

Red Rock Resorts, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating revenues:
Casino	$ 279,771	$ 259,938
Food and beverage	65,699	46,872
Room	36,772	21,944
Other	19,181	15,557
Management fees	213	8,308
Net revenues	401,636	352,619
Operating costs and expenses:
Casino	68,866	63,116
Food and beverage	53,223	41,057
Room	12,482	11,091
Other	6,370	5,350
Selling, general and administrative	86,296	78,910
Depreciation and amortization	33,425	54,255
Write-downs and other, net	10,180	260
Asset impairment	-	169,733
	270,842	423,772
Operating income (loss)	130,794	(71,153)
Earnings from joint ventures	844	390
Operating income (loss) and earnings from joint ventures	131,638	(70,763)

Other expense:
Interest expense, net	(26,674)	(27,267)
Loss on extinguishment of debt	-	(8,140)
Other	-	(176)
	(26,674)	(35,583)
Income (loss) before income tax	104,964	(106,346)
Provision for income tax	(12,719)	(217)
Net income (loss)	92,245	(106,563)
Less: net income (loss) attributable to noncontrolling interests	43,899	(41,785)
Net income (loss) attributable to Red Rock Resorts, Inc.	$ 48,346	$ (64,778)

Earnings (loss) per common share:
Earnings (loss) per share of Class A common stock, basic	$ 0.79	$ (0.92)
Earnings (loss) per share of Class A common stock, diluted	$ 0.77	$ (0.92)

Weighted-average common shares outstanding:
Basic	61,005	70,728
Diluted	107,701	70,728

Dividends declared per common share	$ 0.25	$ -

Red Rock Resorts, Inc.
Segment Information and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenues
Las Vegas operations	$ 399,730	$ 342,817
Native American management	-	8,087
Reportable segment net revenues	399,730	350,904
Corporate and other	1,906	1,715
Net revenues	$ 401,636	$ 352,619

Net income (loss)	$ 92,245	$ (106,563)
Adjustments
Depreciation and amortization	33,425	54,255
Share-based compensation	3,505	2,741
Write-downs and other, net	10,180	260
Asset impairment	-	169,733
Interest expense, net	26,674	27,267
Loss on extinguishment of debt	-	8,140
Provision for income tax	12,719	217
Other	-	599
Adjusted EBITDA	$ 178,748	$ 156,649

Adjusted EBITDA
Las Vegas operations	$ 194,604	$ 160,680
Native American management	(2,196)	7,604
Corporate and other	(13,660)	(11,635)
Adjusted EBITDA	$ 178,748	$ 156,649